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MBP DRAFT 6/30/96


                          AMENDMENT NO. 1

                                 TO

                       NOTE PURCHASE AGREEMENT


         THIS AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT (this
"Amendment No. 1"), dated as of June __, 1996, is made by and among AmeriKing, Inc. (formerly NRE Holdings, Inc.), a Delaware corporation (the "Company"), National Restaurant Enterprises, Inc., a Delaware corporation, and a wholly-owned subsidiary of Holdings ("NRE"), and PMI Mezzanine Fund L.P., a Delaware limited partnership (the "PMI"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Note Purchase Agreement, dated as of February 7, 1996, among the Company, NRE and PMI (the "Note Purchase Agreement").

                             W I T N E S S E T H:

         WHEREAS, the Company, NRE and PMI are parties to the Note Purchase Agreement; and

         WHEREAS, Section 3.3 of the Note Purchase Agreement provides for the prepayment of the Subordinated Notes upon the occurrence of certain events; and

         WHEREAS, the Company, NRE and PMI wish to amend Section 3.3 to provide for prepayment of the Subordinated Notes upon the termination of the Warrants pursuant to the terms and conditions of Amendment No. 1 to Common Stock Purchase Warrants, dated as of the date hereof, and as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the parties agree that, from and after the date hereof, the Note Purchase Agreement be, and hereby is, amended as follows:


                                   A G R E E M E N T:

       SECTION 1. Amendment. Effective as of the date hereof, Section 3.3 of the Note Purchase Agreement shall be amended by the addition of a subsection (c) as set forth below:







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                  3.3 (c) In the case of a Termination Event (as defined in
                  Amendment No. 1 to the Common Stock Purchase Warrants, "Amendment No. 1") and the election by the Company to terminate the Warrants by exercising its Right of Termination (as defined in, and in accordance with the terms of, Amendment No. 1), the Company shall prepay the Subordinated Notes in full together with all fees and expenses payable hereunder, the Applicable Prepayment Premium, and the Termination Prepayment Premium (as defined in Amendment No. 1). To exercise its Right of Termination, the Company shall provide the holders of the Subordinated Notes with a notice of termination no sooner than thirty
                  (30) days prior to nor no later than thirty (30) days after the occurrence of a Termination Event ("Termination Notice"), which Termination Notice shall specify the principal amount of Indebtedness of the Subordinated Notes to be repaid, plus accrued interest on such principal amount up to the date of prepayment, plus the Applicable Prepayment Premium, plus the Termination Prepayment Premium (as defined in Amendment No. 1 to the Warrant). Any prepayment shall be made by cashiers check or by wire transfer of immediately available funds, in currency of the United States of America, at such address or to such account, as applicable, as shall be designated to the Company by the holders. If, for any reason, the proposed Termination Event does not close, then the Subordinated Notes shall not be due on the proposed date of termination, but, instead, shall continue to be due and payable in accordance with the terms of this Agreement as if the Company had never given notice to the holders of a proposed Termination Event.

      SECTION 2. Effect of this Amendment No. 1 on the Other Terms of the Note Purchase Agreement. Except as expressly amended and modified herein, all other terms of the Note Purchase Agreement shall remain in full force and effect as originally made and entered into by the parties thereto.

     SECTION 3. Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of New York (excluding provisions relating to choice of law).

     SECTION 4. Necessary Documents. The parties hereto agree to execute or cause to be executed at any time, any and all other documents or instruments necessary to carry out the terms of this Agreement.

     SECTION 5. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, and all signatures need not appear on any one counterpart.

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         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.



                           AMERIKING, INC.


                           By:______________________________
                              Name:
                              Title:


                           NATIONAL RESTAURANT ENTERPRISES, INC.


                           By:______________________________
                              Name:
                              Title:


                           PMI MEZZANINE FUND, L.P.,
                           a Delaware limited partnership


                           By: Pacific Mezzanine Investors, L.L.C.
                                 a Delaware limited liability company,
                                      its General Partner


                           By: ______________________________
                                  Name:
                                  Title:



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